UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 12, 2013

J. C. PENNEY COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation )	1-15274 (Commission File No.)	26-0037077 (IRS Employer Identification No.)

6501 Legacy Drive Plano, Texas (Address of principal executive offices)	75024-3698 (Zip code)

Registrant's telephone number, including area code:  (972) 431-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 12, 2013, J. C. Penney Corporation, Inc. (the “Borrower”) borrowed $850 million (the “Borrowing”) under the Amended and Restated Credit Agreement dated as of January 27, 2012, as further amended and restated as of February 8, 2013, among J. C. Penney Company, Inc. (the “Company”), the Borrower, J. C. Penney Purchasing Corporation, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and Wells Fargo Bank, National Association, as LC Agent (the “Credit Agreement”).

The Borrowing initially bears interest at the Alternate Base Rate (as defined in the Credit Agreement) plus a spread of 2.00% per annum.  The interest rate is currently 5.25% per annum.  The Borrowing has a maturity date of April 4, 2014.  Proceeds of the Borrowing will be used to fund working capital requirements and capital expenditures, including the replenishment of inventory levels in anticipation of the completion of the Company’s newly renovated home departments next month.

The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2013.  For a summary of the material terms of the Credit Agreement, including covenants, events of default and acceleration, which are incorporated into this Item 2.03 by reference, see the Company’s Current Report on Form 8-K filed on February 12, 2013.

A copy of the press release announcing the Borrowing is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)                 Exhibit 99.1           J. C. Penney Company, Inc. Press Release dated April 15, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. C. PENNEY COMPANY, INC.

By:  /s/ Kenneth Hannah
      Kenneth Hannah
Executive Vice President and
Chief Financial Officer

Date:  April 15, 2013

EXHIBIT INDEX

Exhibit Number                         Description

99.1                                           J. C. Penney Company, Inc. Press Release dated April 15, 2013